EXHIBIT 10.2

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”

COMMERCIAL SUPPLY AGREEMENT

(Bremelanotide–Pre-filled syringe in auto-injector)

THIS COMMERCIAL SUPPLY AGREEMENT (“Agreement”) is made as of this 29th day of September, 2020 (“Effective Date”)

BETWEEN

(1)
Palatin Technologies, Inc., a New Jersey corporation, with a place of business at 4-B Cedar Brook Drive, Cranbury, New Jersey, USA 08512 (“Palatin”); and

(2)
Catalent Belgium S.A., a Belgian company, with a place of business at Rue Font St. Landry, 10 Parc Mercator B-1120, Neder over Heembeek, Belgium (“Catalent”).

RECITALS

A.
Palatin is a biopharmaceutical company that develops, tests and commercializes, directly or through third parties, pharmaceutical products.

B.
Catalent is a leading provider of advanced technologies, and development, manufacturing and packaging services for pharmaceutical, biotechnology and consumer healthcare companies.

C.
Palatin desires to engage Catalent to provide certain services to Palatin in connection with the processing of Palatin’s Product (as defined below), and Catalent desires to provide such services, all pursuant to the terms and conditions set out in this Agreement.

THEREFORE, the parties agree as follows:

1. DEFINITIONS

The following terms have the following meanings in this Agreement:

1.1 “Acknowledgement” has the meaning set out in Clause 4.3.

1.2 “Affiliate” means (a) with respect to Palatin, any corporation or other business entity that, directly or indirectly, is controlled by, controls, or is under common control with Palatin; and (b) with respect to Catalent, Catalent, Inc., Catalent Pharma Solutions, Inc. and any corporation or other business entity controlled, directly or indirectly, by Catalent Pharma Solutions, Inc. For such purposes, “control” means the direct or indirect ownership of at least fifty percent (50%) of the voting interest in such corporation or other entity or the power in fact to control the management directions of such entity.

1.3 “Agreement” has the meaning set out in the introductory paragraph, and includes all its Attachments and other appendices (all of which are incorporated herein by reference).

1.4 “Annual Product Maintenance Fee” has the meaning set forth in Clause 7.1C.

1.5  “API” means the compound bremelanotide, as further described in the Specifications.

1.6 “API Inventions” has the meaning set out in Section 11.

1.7 “Applicable Laws” means, with respect to Palatin, all laws, statutes, statutory provisions or subordinate legislation, currently in effect or enacted or promulgated during the Term, and as amended from time to time, of each jurisdiction in which API or Product is produced, marketed, distributed, used or sold; and with respect to Catalent, cGMP and all other laws, statutes, statutory provisions and subordinate legislation, currently in effect or enacted or promulgated during the Term, and as amended from time to time, of the jurisdiction in which Catalent Processes Product.

1.8 “Auto Injector Assembly Line” means the Processing line expansion for auto injector assembly undertaken by Catalent pursuant to the Manufacturing Preparation and Services Agreement.

1.9 “Batch” means a defined quantity of Product that has been or is being Processed in accordance with the Specifications.

1.10 “Catalent Defective Processing” has the meaning set out in Clause 5.2.

1.11 “Catalent” has the meaning set out in the introductory paragraph. Catalent shall have the right to cause any of its Affiliates to perform any of its obligations hereunder, and Palatin shall accept such performance as if it were performance by Catalent.; provided, however, that Catalent shall remain fully liable for the performance by its Affiliate of Catalent’s obligations under this Agreement to the same extent as if Catalent had performed or failed to perform its obligations under this Agreement.

1.12 “Catalent Indemnitees” has the meaning set out in Clause 13.2.

1.13 “Catalent IP” has the meaning set out in Section 11.

1.14 “cGMP” means current Good Manufacturing Practices promulgated by the Regulatory Authorities in the jurisdictions included in Applicable Laws. This includes 2003/94/EEC Directive (as supplemented by Volume 4 of EudraLex published by the European Commission), as amended, if and as implemented in the relevant constituent country; and in the United States, this includes 21 C.F.R. Parts 210 and 211, as amended.

1.15 “Change of Control” means, with respect to a party: (a) any merger, reorganization, consolidation, or other business combination of such party with a third party that results in the voting securities of such party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation, or other business combination; (b) a third party becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of such party in a single transaction or series of related transactions; or (c) the sale, transfer, exchange or other disposition to a third party of all or substantially all of a party’s assets or business relating to this Agreement (whether alone or in connection with a sale, transfer, exchange or other disposition of other assets or businesses of such party).

1.16 “Confidential Information” has the meaning set out in Clause 10.1.

1.17 “Contract Year” means, with respect to the initial Contract Year, the period beginning on the Effective Date and ending on August 20, 2021, and, with respect to each successive Contract Year, each consecutive 12 month period beginning on August 21 and ending on August 20 of the following calendar year, as applicable.

1.18 “CPR” has the meaning set out in Clause 18.10.

1.19 “Defective Product” has the meaning set out in Clause 5.2.

1.20 “Discloser” has the meaning set out in Clause 10.1.

1.21 “Effective Date” has the meaning set out in the introductory paragraph.

1.22 “Equipment” means any equipment to be supplied by Catalent to use in the Processing, including any equipment procured under the Manufacturing Preparation and Services Agreement.

1.23 “Exception Notice” has the meaning set out in Clause 5.2.

1.24 “Facility” means Catalent’s facility in Brussels, Belgium or such other Catalent facility as mutually agreed by the parties.

1.25 “FDA” means the United States Food and Drug Administration or any successor thereto.

1.26 “Firm Commitment” has the meaning set out in Clause 4.2.

1.27 “Invention” has the meaning set out in Section 11.

1.28 “Losses” has the meaning set out in Clause 13.1.

1.29 “Manufacturing Preparation and Services Agreement” means that certain manufacturing preparation and services agreement, dated as of June 10, 2016 between Catalent and Palatin.

1.30 “Minimum Requirement” has the meaning set out in Clause 4.1.

1.31 “Palatin” has the meaning set out in the introductory paragraph, or any successor or permitted assign.

1.32 “Palatin Indemnitees” has the meaning set out in Clause 13.1.

1.33 “Palatin IP” has the meaning set out in Section 11.

1.34 “Palatin-supplied Materials” means any materials to be supplied by or on behalf of Palatin to Catalent for Processing, as provided in Attachment C, including API, Ypsomed auto injector components and parts, and reference standards.

1.35 “Price” shall have the meaning set forth in Attachment D hereto.

1.36 “Process” or “Processing” means the compounding, filling, producing, manufacturing, assembling and packaging (clinical, secondary or retail packaging) of Palatin-supplied Materials and Raw Materials into Product by Catalent, in accordance with the Specifications and under the terms of this Agreement.

1.37 “Processing Date” means the day on which the first step of physical Processing is scheduled to occur, as identified in an Acknowledgement.

1.38 “Process Inventions” has the meaning set out in Section 11.

1.39 “Product” means the pharmaceutical product containing the API, as more specifically described in the Specifications.

1.40 “Product Maintenance Services” has the meaning set out in Clause 2.3.

1.41 “Purchase Order” has the meaning set out in Clause 4.3.

1.42 “Quality Agreement” has the meaning set out in Clause 9.6.

1.43 “Raw Materials” means all raw materials, supplies, components, syringes, and packaging necessary to manufacture and ship Product in accordance with the Specifications, as provided in Attachment C, but excluding Palatin-supplied Materials.

1.44 “Recall” has the meaning set out in Clause 9.5.

1.45 “Recipient” has the meaning set out in Clause 10.1.

1.46 “Regulatory Approval” means any approvals, permits, product and/or establishment licenses, registrations or authorizations, including European marketing authorizations and applications and U.S. Investigational New Drug applications, New Drug Applications and Abbreviated New Drug Applications, as applicable, of any Regulatory Authorities that are necessary or advisable in connection with the development, manufacture, testing, use, storage, exportation, importation, transport, promotion, marketing, distribution or sale of API or Product in the Territory.

1.47 “Regulatory Authority” means the regulatory bodies or agencies in the Territory that are responsible for (A) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use or (B) health, safety or environmental matters generally. This includes the European Medicines Agency; and in the United States, this includes the United States Food and Drug Administration.

1.48 “Representatives” of an entity means such entity’s duly-authorized officers, directors, employees, agents, accountants, attorneys or other professional advisors.

1.49 “Review Period” has the meaning set out in Clause 5.2.

1.50 “Required Disclosure” has the meaning set out in Clause 5.2.

1.51 “Rolling Forecast” has the meaning set out in Clause 4.2.

1.52 “Specifications” means the procedures, requirements, standards, quality control testing and other data and the scope of services as set out in Attachment C, as modified from time to time in accordance with Section 8.

1.53 “Supply Failure” has the meaning set forth in Clause 4.7.

1.54 “Term” has the meaning set out in Clause 16.1.

1.55 “Territory” means the European Union and the United States and its territories and possessions, those countries that are listed in Attachment E, and any other country that the parties agree in writing to add to this definition of Territory in an amendment to this Agreement; provided, however, that Territory shall not be amended to include countries that are targeted by the comprehensive sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States. Catalent shall not be obliged to Process Products for sale in any of such countries if it is prevented from doing so, or would be required to obtain or apply for special permission to do so, due to any restrictions (such as embargoes) imposed on it by any governmental authorities, including without limitation, those imposed by the U.S. Office of Foreign Asset Control.

1.56 “Uncured Supply Failure” has the meaning set out in Clause 4.7.

1.57 “Unit Pricing” has the meaning set out in Clause 7.1B.

1.58 “Validation Services” has the meaning set out in Clause 2.1.

1.59 “Vendor” has the meaning set out in Clause 3.2B.

2. VALIDATION, PROCESSING & RELATED SERVICES

2.1 Validation Services. Catalent shall perform the Product qualification, validation and stability services set out in Attachment A (the “Validation Services”).

2.2 Supply and Purchase of Product. Catalent shall Process Product in accordance with the Specifications, Applicable Laws and this Agreement. Except as set forth in Clause 4.7, Palatin and its Affiliates shall purchase [***] from Catalent [***] of Palatin’s and its Affiliates’ requirements of Product in the Territory in accordance with this Agreement.

2.3 Product Maintenance Services. Palatin will receive the product maintenance services set out in Attachment B (the “Product Maintenance Services”).

2.4 Other Related Services.

A. Catalent shall provide any other Product-related services as the parties may agree in writing (the “Services”). The Services to be performed by Catalent under this Agreement shall be detailed in individual statements of work in the form attached hereto as Attachment F, each of which, upon acceptance and execution by both parties, will be binding on both parties and incorporated into the Agreement (each a “Statement of Work”). In addition to a description of the Services to be provided, each Statement of Work shall include a schedule for completion of the Statement of Work, a fee and payment schedule, and such other information as is necessary for Catalent to perform the relevant Services, including any Palatin-supplied Materials required to complete the Services and the respective responsibilities of the parties. Catalent shall not initiate work or incur fees or expenses chargeable to Palatin until a Statement of Work has been fully executed.

B. Either party may request a written amendment to any Statement of Work prior to the completion of Services. Any such request shall detail the requested changes to the applicable task, responsibility, duty, pricing, time line or other matter and shall be promptly reviewed by the other party. Such amendment will become effective upon the execution by both parties. Both parties shall act in good faith and promptly when considering an amendment requested by the other party. Without limiting the foregoing, Palatin shall not unreasonably withhold approval of an amendment if the proposed changes in pricing or time lines result from, among other appropriate reasons, forces outside the reasonable control of Catalent or changes in the assumptions upon which the initial pricing or time lines were based. Catalent shall not be obligated to perform any modified Services, and shall not initiate any additional or supplemental Services, until an amendment has been executed by the parties with respect to such modified, additional or supplemental Services.

C. Each Statement of Work, together with any associated amendments, shall constitute a unique agreement and shall stand alone with respect to any other Statement of Work. Each fully signed Statement of Work, together with any associated amendments, will be subject to the terms of this Agreement and will be incorporated herein and form part of this Agreement.

D. Any Statement of Work hereunder may be terminated in whole or in part [***] by Palatin. Upon termination of a Statement of Work, neither Catalent nor Palatin will have any further obligations under such Statement of Work, except that:

(1)
Catalent will terminate all affected Services in progress in an orderly manner as soon as practical and in accordance with a schedule agreed to by Palatin and as permitted by Applicable Laws, unless Palatin specifies in the notice of termination that Services in progress should be completed;

(2)
Catalent will deliver or, at Palatin’s option and sole expense, dispose of, any Palatin-supplied Materials in its possession or control and all deliverables developed through the date of termination;

(3)
Palatin will pay Catalent any unpaid amounts due and owing Catalent for (i) all Services performed up to the date of termination, (ii) all reimbursable costs and expenses actually incurred as of the date of termination in accordance with the Statement of Work, and (iii) all non-cancelable commitments made in the performance of the Services, in each case including any costs incurred to wind down and cease any ongoing Services; and

(4)
with respect to any advance payments made by Palatin for the Services in excess of amounts payable by Palatin pursuant to Section 2.4(D)(3), Catalent will promptly refund such amounts to Palatin for Services not rendered.

E.           Notwithstanding the foregoing, nothing in this Agreement will obligate either party to enter into any Statement of Work under this Agreement. Unless otherwise expressly agreed in the applicable Statement of Work, in the event of a conflict between the terms and conditions of the Agreement and the Statement of Work, the terms of the Agreement shall take precedence and control.

3. MATERIALS, EQUIPMENT AND AUTO INJECTOR ASSEMBLY LINES

3.1 Palatin-supplied Materials.

A. Palatin shall supply to Catalent for Processing, at [***]cost, all Palatin-supplied Materials, in quantities sufficient to meet Palatin’s requirements for Product. Palatin shall deliver DDP (Incoterms 2010) such items and associated certificates of analysis to the Facility no later than [***] (but not earlier than [***] unless otherwise agreed by Catalent) before the Processing Date. Palatin shall be responsible at its cost for securing necessary export or import, or similar clearances, permits or certifications required in respect of such supply. Catalent shall use Palatin-supplied Materials solely for Processing. To the extent not previously provided, Palatin shall provide to Catalent, prior to delivery of any Palatin-supplied Materials, a copy of all associated material safety data sheets, safe handling instructions, health and environmental information, and any regulatory certifications or authorizations that may be required under Applicable Laws relating to the API and Product, and shall promptly provide any updates thereto.

B. Within [***] following receipt of Palatin-supplied Materials, Catalent shall inspect such items to verify their identity. Unless otherwise expressly required by the Specifications, Catalent shall have no obligation to test such items to confirm that they meet the associated specifications or certificate of analysis or otherwise; but in the event that Catalent detects a nonconformity with Specifications, Catalent shall give Palatin prompt notice of such nonconformity. Catalent shall not be liable for any defects in Palatin-supplied Materials, or in Product as a result of defective Palatin-supplied Materials unless Catalent failed to properly perform the foregoing obligations. Catalent shall follow Palatin’s reasonable written instructions in respect of return or disposal of defective Palatin-supplied Materials.

C. Palatin shall retain title to Palatin-supplied Materials at all times, and Palatin shall bear the risk of loss thereof, except in the event of losses related to Catalent’s gross negligence or willful misconduct, in which case Catalent’s liability shall be limited pursuant to Section 14 below.

3.2 Raw Materials.

A. Catalent shall procure Raw Materials only from vendors that are approved in writing by Palatin or otherwise qualified in accordance with the provisions of the Quality Agreement. Catalent shall be responsible for procuring Raw Materials as necessary to meet the Firm Commitment. Catalent shall not be liable for any delay in delivery of Product if (i) Catalent is unable to obtain, in a timely manner, a particular Raw Material necessary for Processing and (ii) Catalent placed orders for such Raw Materials promptly following receipt of Palatin’s Firm Commitment. In the event that any Raw Material becomes subject to purchase lead time beyond the Firm Commitment time frame, the parties will negotiate in good faith an appropriate amendment to this Agreement, including Clause 4.2.

B. In certain instances, Palatin may require a specific supplier, manufacturer or vendor (“Vendor”) to be used for Raw Material. In such an event, (i) such Vendor will be identified in the Specifications and (ii) the Raw Materials from such Vendor shall be deemed Palatin-supplied Materials for purposes of this Agreement. If the cost of the Raw Material from any such Vendor (other than a Vendor specified in the Specifications as of the Effective Date) is greater than Catalent’s costs for the same raw material of equal quality from other vendors, Catalent shall add the difference between Catalent’s cost of the Raw Material and the Vendor’s cost of the Raw Material to the Unit Pricing. Palatin will be responsible for all reasonable, out-of-pocket costs incurred by Catalent associated with qualification of any such Vendor who has not been previously qualified by Catalent.

C. In the event of (i) a Specification change for any reason, (ii) obsolescence of any Raw Material or (iii) termination or expiry of this Agreement, Palatin shall bear the cost of any unused Raw Materials (including packaging), so long as Catalent (a) purchased such Raw Materials in quantities consistent with Palatin’s then current Firm Commitment and any minimum purchase obligations required by the vendor and (b) used commercially reasonable efforts to mitigate such costs by using any such unused Raw Materials in the manufacture of other products.

3.3 Artwork and Labeling. Palatin shall provide, or approve prior to Catalent’s procurement of applicable Raw Material, all artwork, advertising and labeling information necessary for Processing, if any. Such artwork, advertising and labeling information is and shall remain the exclusive property of Palatin, and Palatin shall be solely responsible for the content thereof. Such artwork, advertising and labeling information or any reproduction thereof may not be used by Catalent, during or after the Term, in any manner other than performing its obligations hereunder.

3.4 [***].

3.5 Auto Injector Assembly Line. With respect to all equipment and components of the Auto Injector Assembly Line, notwithstanding any amounts that Palatin contributes to the purchase of equipment and components in connection with the establishment of such Auto Injector Assembly Line, Catalent shall solely own all right, title and interest in and to such line, and all equipment and components relating thereto, and shall bear the risk of loss thereof. [***] The parties shall work together in good faith to plan and schedule such Palatin priority access based on a combination of Palatin’s (i) Rolling Forecasts and Firm Commitment and (ii) Minimum Requirements for the applicable Contract Year(s). In the event that during a Contract Year(s), Catalent uses the Auto Injector Assembly Line for another Catalent customer in keeping with the priority access requirements set forth in this Clause 3.5, then [***] .

4. MINIMUM REQUIREMENT, FORECASTS & PURCHASE ORDERS

4.1 Minimum Requirement. During each Contract Year, Palatin (or its Affiliates or licensees) shall purchase the minimum number of units of Product set out on Attachment D (“Minimum Requirement”). If during any Contract Year Palatin purchases a number of units of Product that is less than the Minimum Requirement (the difference, a “Purchase Shortfall”), then within [***] after the end of such Contract Year, Palatin shall pay Catalent an amount equal to [***].

4.2 Forecast. On or before [***], and thereafter on a [***], Palatin shall furnish to Catalent a written [***] rolling forecast of the quantities of Product that Palatin intends to order from Catalent during such period (“Rolling Forecast”); provided that to the extent feasible at least [***] of the total number of units purchased in the relevant Contract Year shall be purchased in each of the first and second six months of such relevant Contract Year. The [***] of such Rolling Forecast shall constitute a binding commitment to purchase the quantities of Product specified therein (“Firm Commitment”) and [***] of the Rolling Forecast shall be non-binding, good faith estimates.

4.3 Purchase Orders.

A. Concurrently with the submission of each Rolling Forecast, Palatin shall submit to Catalent a binding, non-cancelable purchase order for Product, specifying the Batch size (to the extent the Specifications permit Batches of different sizes) and the requested delivery date for each Batch (“Purchase Order”); provided, that each Purchase Order shall be for not less than the Firm Commitment (but only to the extent the Firm Commitment was not covered in a previous Purchase Order). Purchase Orders for quantities of Product in excess of the Firm Commitment shall be submitted by Palatin at least [***] in advance of the delivery date requested in the Purchase Order.

B. Within [***] after receipt of a Purchase Order, Catalent shall issue a written acknowledgement (“Acknowledgement”) that it accepts or rejects such Purchase Order. Each acceptance Acknowledgement shall either confirm the delivery date set out in the Purchase Order or provide a reasonable alternative delivery date (which, in any event, shall be [***] ), and shall include the Processing Date. Catalent may reject any Purchase Order in excess of the Firm Commitment or otherwise not given in accordance with this Agreement; provided, however, that Catalent shall use its commercially reasonable efforts to supply Palatin with quantities of Product which are up to [***] in excess of the quantities specified in the Firm Commitment, subject to Catalent’s other supply commitments and manufacturing, packaging and equipment capacity. A properly submitted Purchase Order shall be deemed [***] within [***] after receipt of such Purchase Order.

C. In the event of a conflict between the terms of any Purchase Order or Acknowledgement and this Agreement, the terms of this Agreement shall control unless the terms of the Purchase Order expressly override the terms set forth herein.

4.4 Catalent’s Cancellation of Purchase Orders. Notwithstanding Clause 4.5, Catalent reserves the right to cancel all, or any part of, a Purchase Order upon written notice to Palatin, and Catalent shall have no further obligations or liability with respect to such Purchase Order, if Palatin refuses or fails to timely supply conforming Palatin-supplied Materials in accordance with Clause 3.1 and such failure is not cured within [***] after the giving of written notice of such failure. Any such cancellation of Purchase Orders shall not constitute a breach of this Agreement by Catalent nor shall it absolve Palatin of its obligation in respect of the Minimum Requirement.

4.5 Palatin’s Modification or Cancellation of Purchase Orders.

A. Palatin may modify the delivery date or quantity of Product in a Purchase Order only by submitting a written change order to Catalent at least [***] in advance of the earliest Processing Date covered by such change order. To the extent the change order modifies the delivery date or modifies the quantity of Product in a Purchase Order, such change order shall be effective and binding against Catalent only upon the written approval of Catalent, and notwithstanding the foregoing, Palatin shall remain responsible for the Firm Commitment.

B. Changes to or postponement of any Batch of Product by Palatin will not reduce or in any way affect Palatin’s Minimum Requirement obligations set out in Clause 4.1.

4.6 Unplanned Delay or Elimination of Processing. Catalent shall use commercially reasonable efforts to meet the Purchase Orders, subject to the terms and conditions of this Agreement. Catalent shall provide Palatin with as much advance notice as practicable, and shall provide at least [***]advance notice where possible, if Catalent determines that any Processing will be delayed or eliminated for any reason.

4.7 Supply Failure. For purposes of this Agreement, a “Supply Failure” shall mean a failure by Catalent to supply Product meeting the Specifications, subject to Clauses 5.2, 5.3 and 5.4, in the quantities ordered by Palatin (subject to the limitations and terms set forth in Clauses 4.3 and 4.4) for [***] , where such failure is [***] . In the event of [***] (such event, an “Uncured Supply Failure”), Palatin shall have the right [***] . In the event of such Uncured Supply Failure, [***] , the parties shall meet to discuss in good faith how to equitably manage any Minimum Requirement for the then current Contract Year, [***] ..

4.8 Observation of Processing. In addition to Palatin’s audit right pursuant to Clause 9.4, Palatin may send [***] Representatives to the Facility to observe Processing for a maximum of [***] (unless otherwise agreed by Catalent in writing), upon at least [***] prior notice, at reasonable times during regular business hours. Such Palatin Representatives shall abide by all Catalent safety rules and other applicable policies and procedures, and Palatin shall be responsible for such compliance. Palatin shall defend, indemnify and hold harmless Catalent for any action, omission or other activity of such Palatin Representatives while on Catalent’s premises. Palatin’s Representatives shall be required to sign Catalent’s standard visitor confidentiality agreement prior to being allowed access to the Facility.

5. TESTING; SAMPLES; RELEASE

5.1 Batch Records and Data; Release.

A. Subject to Clause 5.1B, unless otherwise agreed to by the parties in writing, within [***] after Catalent completes Processing of a Batch, Catalent shall provide Palatin with copies of executed Batch records prepared in accordance with the Specifications; provided, that if testing reveals an out-of-Specification result, Catalent shall provide such Batch records within [***] after resolution of the out-of-Specification result. After Catalent completes Processing of a Batch, Catalent shall also provide Palatin or its designee with a certificate of analysis for such Batch. Issuance of a certificate of conformance/analysis constitutes release of the Batch by Catalent to Palatin. Palatin shall be responsible for final release of Product (including testing), at its cost, to the market.

B. If testing reveals an out-of-Specification result with respect to a Batch, Catalent shall report such result to Palatin as soon as practicable, and in any event within [***] after obtaining such result. Within [***] after resolution of the out-of-Specification result, Catalent shall provide Palatin a written report detailing the cause of such out-of-Specification result and the manner in which it was resolved. Catalent shall provide Palatin with such further information as Palatin reasonably requests with respect to such out-of-Specification result.

5.2 Testing; Rejection. Following Palatin’s receipt of a shipment of a Batch, Palatin or Palatin’s designee may test samples of such Batch to confirm that the Specifications have been met. Unless within [***] after Palatin’s receipt of a Batch (“Review Period”), Palatin or its designee notifies Catalent in writing (an “Exception Notice”) that such Batch is not in compliance with Clause 12.1A (“Defective Product”), and provides a sample of the alleged Defective Product, the Batch shall be deemed accepted by Palatin and Palatin shall have no right to reject such Batch. Upon timely receipt of an Exception Notice from Palatin, Catalent shall in its sole discretion conduct an appropriate investigation to determine whether or not it agrees with Palatin that Product is Defective Product and to determine the cause of any nonconformity. If Catalent agrees that Product is Defective Product and determines that the cause of nonconformity is attributable to Catalent’s negligence or willful misconduct (“Catalent Defective Processing”), then Clause 5.4 shall apply.

5.3 Discrepant Results. If the parties disagree as to whether Product is Defective Product and/or whether the cause of the nonconformity is Catalent Defective Processing, without regard to whether Catalent conducts an appropriate investigation as provided in Clause 5.2, and this is not resolved within [***] of the Exception Notice date, the parties shall cause a mutually acceptable independent third party to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Defective Product and its components, including Palatin-supplied Materials. The independent party’s results as to whether or not Product is Defective Product and the cause of any nonconformity shall be final and binding. Unless otherwise agreed to by the parties in writing, the costs associated with such testing and review shall be borne by Catalent if Product is Defective Product attributable to Catalent Defective Processing, and by Palatin in all other circumstances. For avoidance of doubt, where the cause of nonconformity cannot be determined or assigned, it shall be deemed not Catalent Defective Processing.

5.4 Defective Processing. Catalent shall, [***] either (A) [***] or (B) [***] . This shall be Palatin’s sole and exclusive remedy under this Agreement for Defective Product attributable to Catalent Defective Processing, other than as provided in Clause 4.7, 9.5 and 13.1 of this Agreement.

6. DELIVERY

6.1 Delivery. Catalent shall deliver Product Ex Works (Incoterms 2010) the Facility promptly following Catalent’s release of Product. Catalent shall segregate and store all Product until tender of delivery. Title to Product shall transfer to Palatin upon Catalent’s tender of delivery. Palatin shall qualify or validate at least three carriers to ship Product and then designate the priority of such qualified carriers to Catalent, and Catalent shall not, without Palatin’s prior written consent, utilize any other carrier for purposes of delivering Product to Palatin or its designees. Catalent shall include with each shipment of Product the applicable Purchase Order number, the Batch number and the quantity of Product.

6.2 Storage Fees. If Catalent performs in accordance with the Purchase Order, and Palatin fails to take delivery of any Product on any agreed delivery date, Catalent shall store such Product and Palatin shall be invoiced on the first day of each month following such scheduled delivery for reasonable storage costs. All such storage shall be under conditions set forth in the Specifications. For each such Batch of stored Product, risk of loss shall transfer to Palatin upon placement into storage and Catalent shall have the right to ship such Product to Palatin within two months after billing.

6.3 Bill and Hold. From time to time, at Palatin’s request, the agreed delivery date of the Purchase Order may be extended under a bill and hold arrangement as more fully set forth below. For each such Batch of stored Product, Palatin agrees that: (A) Palatin has made a fixed commitment to purchase the Product, (B) risk of loss for such Product passes to Palatin upon placement into storage, (C) such Product shall be on a bill and hold basis for legitimate business purposes, (D) Palatin shall identify a fixed delivery date for the Product and (E) Palatin shall agree to be invoiced and to pay such invoice in accordance with the payment terms set forth in Clause 7.3 of this Agreement. Upon making a request for a bill and hold arrangement, Palatin shall provide Catalent with a letter confirming items (A) through (E) of this Clause 6.3 for each Batch of stored Product.

7. PAYMENTS; LICENSING; CHANGE OF CONTROL

7.1
Fees. In consideration for Catalent performing services hereunder:

A. Palatin shall pay to Catalent the fees for Validation Services set out on Attachment A. Catalent shall submit an invoice to Palatin for such fees upon the completion of the relevant phase of the Validation Services.

B. Palatin shall pay Catalent the unit pricing for Product set out on Attachment D (“Unit Pricing”). Catalent shall submit an invoice to Palatin for such fees upon tender of delivery of Product as provided in Clause 6.1.

C. Except as provided in Clause 3.5, Palatin shall pay Catalent the annual fees for Product Maintenance Services set out on Attachment D (the “Annual Product Maintenance Fee”). Catalent shall submit an invoice to Palatin for such Annual Product Maintenance Fee payable upon [***] and upon each anniversary of such date thereafter during the Term.

D. Other Fees. Palatin shall pay Catalent for all other fees and expenses of Catalent owing in accordance with the terms of this Agreement, including pursuant to Clauses 2.4, 4.1, 6.2, 9.2.1 and 16.4. Catalent shall submit an invoice to Palatin for such fees as and when appropriate. All such invoices shall contain sufficient detail and appropriate itemization of fees and expenses (with copies of supporting documentation for expenses provided upon written request), and shall reference the applicable Palatin purchase order number. Catalent shall remit all invoices to the following address:

By Mail:
Palatin Technologies, Inc.
4-B Cedar Brook Drive
Cranbury, New Jersey 08512 USA
Attn:  Accounts Payable

By electronic mail:
accountspayable@palatin.com

7.2 Unit Pricing Adjustment. From and after [***] , the Unit Pricing shall be adjusted [***] , effective as of [***] . Catalent shall give Palatin written notice of such adjustment by [***] . The written notice shall specify the basis for each adjustment in the Price, including increases or decreases in the cost of Raw Materials, continuous improvement benefits and any increase or decrease of any other component of Unit Pricing. The amount of any increase in the cost of components of Unit Pricing other than Raw Materials shall not exceed [***] . The cost of Raw Materials shall be passed through to Palatin [***] .. To manage the cost of Raw Materials, Palatin, at its option, may negotiate the terms of a supply agreement with any supplier of Raw Materials, including but not limited to [***] with respect to the supply of [***] .

7.3 Payment Terms. Payment of all Catalent invoices shall be due [***] after the later of (A) the date of the invoice and (B) the date of delivery. Palatin shall make payment in euros. Unless an invoice is disputed by Palatin in good faith, if any payment is not received by Catalent by its due date, then Catalent may charge interest on the outstanding sum from the due date (both before and after any judgment) at [***] per month until paid in full (or, if less, the maximum amount permitted by Applicable Laws). Further, if Palatin shall fail to make any payment when due other than for an invoice disputed by Palatin in good faith, and shall not have cured such non-payment within [***] after receiving from Catalent written notice of non-payment, then Catalent shall have the right, at its option, to suspend any further performance hereunder until such default is corrected, without thereby releasing Palatin from its obligations under this Agreement.

7.4 Taxes. All taxes, duties and other levies assessed (excluding tax based on net income) on or in connection with Palatin-supplied Materials, services or Product in connection with provision or sale to Catalent or Palatin, shall be reimbursed by Palatin to Catalent (and shall be included in invoices) and all charges are exclusive of any applicable taxes, duties and levies which shall be added to invoices directed at Palatin.

7.5 Palatin and Third Party Expenses. Except as may be expressly covered by Product Maintenance Service fees, Palatin shall be responsible for 100% of its own and all third-party expenses associated with the development, Regulatory Approvals and commercialization of Product, including regulatory filings and post-approval marketing studies.

8. CHANGES TO SPECIFICATIONS

All Specifications and any changes thereto agreed to by the parties from time to time shall be in writing, dated and signed by the parties. Any change to the Process shall be deemed a Specification change. No change in the Specifications shall be implemented by Catalent, whether requested by Palatin or requested or required by any Regulatory Authority, until the parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees directly resulting from such change (including any change to Unit Pricing). Catalent shall respond promptly to any request made by Palatin for a change in the Specifications, and both parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. As soon as reasonably practicable after a request is made for any change in Specifications, Catalent shall notify Palatin of the costs associated with such change and shall provide such supporting documentation as Palatin may reasonably require. Palatin shall pay all direct costs associated with such agreed upon changes. If there is a conflict between the terms of this Agreement and the terms of the Specifications, this Agreement shall control unless the parties mutually agree that the terms of the Specifications expressly override the terms set forth herein. Catalent reserves the right to postpone effecting changes to the Specifications until such time as the parties agree to and execute the required written amendment.

9. RECORDS; REGULATORY MATTERS

9.1 Record Keeping. Catalent shall maintain materially complete and accurate Batch, laboratory data, reports and other technical records relating to Processing in accordance with Catalent standard operating procedures and all Applicable Laws. Such information shall be maintained for a period of at least [***] from the relevant finished Product expiry date or longer if required under Applicable Laws or the Quality Agreement.

9.2 Regulatory Compliance. Catalent shall obtain and maintain all permits and licences with respect to general Facility operations required by any Regulatory Authority in the jurisdiction in which Catalent Processes Product. Palatin shall obtain and maintain all other Regulatory Approvals and other authorizations and certificates, including those necessary for Catalent to commence Processing. During the Term, Catalent will assist Palatin with all regulatory matters relating to Processing, at Palatin’s request and sole expense. Catalent reserves the right to assess Palatin for any regulatory fees that may be established by any Regulatory Authority subsequent to the Effective Date of this Agreement, which fees result directly from Catalent’s formulation, development, manufacturing, processing, filing, packaging, storing or testing of the Product or Palatin-supplied Materials. Except as required under Applicable Laws or by any governmental agency, Palatin shall not identify Catalent in any regulatory filing or submission without Catalent’s prior written consent. Such consent shall not be unreasonably withheld and shall be memorialized in a writing signed by authorized representatives of both parties. Upon Catalent’s written request, Palatin shall provide Catalent with a copy of any Regulatory Approvals required to distribute, market and sell Product in one or more countries within the Territory. If Palatin is unable to provide such information, Catalent shall have no obligation to deliver Product to Palatin, notwithstanding anything to the contrary in this Agreement. The parties intend and commit to cooperate to allow each party to satisfy its obligations under Applicable Laws relating to Processing under this Agreement.

9.2.1 GDUFA Fees. Palatin shall reimburse Catalent for any fees Catalent may be required to pay pursuant to the US Generic Drug User Fee Amendments of 2012 ("GDUFA Fees"), [***] . GDUFA Fees are assessed on Catalent when an Abbreviated New Drug Application ("ANDA") applicant identifies Catalent in an ANDA application filed with FDA. GDUFA Fees are assessed by the FDA annually and shall be paid by Palatin annually, where applicable. Prior to October 1st of each year, and where applicable, Catalent will invoice Palatin for [***] the annual GDUFA Fees Catalent incurs for each Catalent manufacturing or packaging facility identified in any Palatin ANDA(s) pursuant to FDA regulations (this includes but is not limited to any Catalent facility which manufactured or packaged Palatin's registration batches).

9.3 Governmental Inspections and Requests. Catalent shall promptly advise Palatin if an authorized agent of any Regulatory Authority (A) notifies Catalent that it intends to or does visit the Facility for the purpose of reviewing the Processing or (B) takes any regulatory action with respect to the Product or the Processing. Catalent shall promptly provide to Palatin a report of the result of any such inspection by any Regulatory Authority to the extent directly related to the Processing of the Product and furnish to Palatin a copy of all written information provided by such Regulatory Authority to the extent specifically and directly related to the Processing of the Product, if any, within 10 days of Catalent’s receipt of such information, in each case redacted as appropriate to protect any Confidential Information of Catalent and/or confidential information Catalent’s other customers. Palatin acknowledges that it may not direct the manner in which Catalent fulfills its obligations to permit inspection by and to communicate with Regulatory Authorities. Notwithstanding the foregoing, Catalent shall not initiate or participate in any communications with any Regulatory Authority concerning the Product or the Processing thereof without prior consultation with Palatin, unless Catalent (i) reasonably believes it is required by Applicable Law to make the communication under conditions that make such prior consultation impossible or impractical, in which case Catalent shall promptly thereafter notify Palatin in writing of the nature and content of the communication, or (ii) is requested to do so by Palatin. If any inspection by Regulatory Authorities is related to the Processing of the Product, Palatin shall reimburse Catalent for all reasonable and documented costs associated with such inspection attributable to the Processing of the Product. If deficiencies are identified in connection with any inspection by Regulatory Authorities related to or otherwise affecting the Processing of the Product, Catalent shall use commercially reasonable efforts to correct all such deficiencies in a timely manner. Catalent shall advise Palatin periodically of progress being made with respect to such deficiencies and notify Palatin, in writing, upon completion of any corrective action taken.

9.4 Palatin Facility Audits. During the Term, Palatin’s Representatives shall be granted access upon [***] prior notice, at reasonable times during regular business hours, to (A) the portion of the Facilities where Catalent performs Processing, (B) relevant personnel involved in Processing and (C) Processing records described in Clause 9.1, in each case solely for the purpose of verifying that Catalent is Processing in accordance with cGMPs, the Specifications and the Product master Batch records. Palatin may not conduct an audit under this Clause 9.4 more than [***] ; provided, that additional inspections may be conducted in the event there is a material quality or compliance issue concerning Product or its Processing. Palatin’s Quality Assurance Manager will arrange Palatin audits with Catalent Quality Management. Audits shall be designed to minimize, to the extent reasonably possible, disruption of operations at the applicable Facility. Palatin’s Representatives shall be required to sign Catalent’s standard visitor confidentiality agreement prior to being allowed access to the Facility. Such Representatives shall comply with the Facility’s rules and regulations. Palatin shall defend, indemnify and hold harmless Catalent for any action or activity of such Representatives while on Catalent’s premises.

9.5 Recall. If Catalent believes a recall, field alert, Product withdrawal or field correction (“Recall”) may be necessary with respect to any Product supplied under this Agreement, Catalent shall promptly notify Palatin. Catalent will not act to initiate a Recall without the express prior written approval of Palatin, unless otherwise required by Applicable Laws. If Palatin believes a Recall may be necessary with respect to any Product supplied under this Agreement, Palatin shall promptly notify Catalent and Catalent shall provide all necessary cooperation and assistance to Palatin. Palatin shall provide Catalent with an advance copy of any proposed submission to a Regulatory Authority in respect of any Recall, and shall consider in good faith any comments from Catalent. The cost of any Recall shall be borne by Palatin, and Palatin shall reimburse Catalent for expenses incurred in connection with any Recall, in each case unless such Recall is caused solely by Catalent’s breach of its obligations under this Agreement with respect to Processing, violation of Applicable Laws or its negligence or willful misconduct, then such cost shall be borne by Catalent; provided, however, that for purposes hereof, such Catalent cost shall be limited to reasonable, actual and documented administrative costs incurred by Palatin (or its Affiliates, licensees or distributors) for such Recall and, subject to Section 14, replacement of the Product subject to Recall in accordance with Section 5.

9.6 Quality Agreement. Within six months after the Effective Date, and in any event prior to the first Processing of Product hereunder, the parties shall negotiate in good faith and enter into a quality or technical agreement (the “Quality Agreement”). The Quality Agreement shall in no way determine liability or financial responsibility of the parties for the responsibilities set out therein. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.

9.7 Quality Assurance/Quality Control Standards. Upon Palatin’s written request, Catalent shall deliver to Palatin copies of Catalent’s quality assurance/quality control investigations, deviations, out-of-Specification notifications and change controls relevant to the Processing of Product. Catalent shall notify Palatin of any material changes made to any of the foregoing or any Specifications during the Term.

10. CONFIDENTIALITY AND NON-USE

10.1 Definition. As used in this Agreement, the term “Confidential Information” includes all information furnished by or on behalf of Catalent or Palatin (the “Discloser”), its Affiliates or any of its or their respective Representatives, to the other party (the “Recipient”), its Affiliates or any of its or their respective Representatives, whether furnished before, on or after the Effective Date and furnished in any form, including written, verbal, visual, electronic or in any other media or manner and information acquired by observation or otherwise during any site visit at the other party’s facility. Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), analyses, compilations, business or technical information and other materials prepared by either party, their respective Affiliates, or any of its or their respective Representatives, containing or based in whole or in part on any information furnished by the Discloser, its Affiliates or any of its or their respective Representatives. Confidential Information also includes the existence of this Agreement and its terms.

10.2 Exclusions. Notwithstanding Clause 10.1, Confidential Information does not include information that (A) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, (B) is already known by the Recipient at the time of disclosure as evidenced by the Recipient’s written records, (C) becomes available to the Recipient on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis or (D) was or is independently developed by or for the Recipient without reference to the Confidential Information of the Discloser as evidenced by the Recipient’s written records.

10.3 Mutual Obligation. The Recipient agrees that it will not use the Discloser’s Confidential Information except in connection with the performance of its obligations hereunder and will not disclose, without the prior written consent of the Discloser, Confidential Information of the Discloser to any third party, except that the Recipient may disclose the Discloser’s Confidential Information to any of its Affiliates and its or their respective Representatives that (A) need to know such Confidential Information for the purpose of performing under this Agreement, (B) are advised of the contents of this Clause and (C) are bound to the Recipient by obligations of confidentiality at least as restrictive as the terms of this Clause. Each party shall be responsible for any breach of this Clause by its Affiliates or any of its or their respective Representatives.

10.4 Permitted Disclosure. The Recipient may disclose the Discloser’s Confidential Information to the extent required under Applicable Laws or by the rules of any stock exchange on which the securities of the Discloser are listed in each case upon the reasonable advice of Recipient’s legal counsel; provided, that prior to making any such legally required disclosure, the Recipient shall give the Discloser as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances and use reasonable efforts to limit the scope of any such disclosure and to obtain confidential treatment of all Confidential Information disclosed pursuant to such requirement. Any such disclosure, however, shall not relieve the Recipient of its confidentiality obligations as set forth in this Section 10.

10.5 Disclosure of this Agreement. A public disclosure of this Agreement or the Manufacturing Preparation and Services Agreement is permitted if, upon the reasonable advice of legal counsel of the party making the public disclosure, it is required by law (a "Required Disclosure"), including without limitation in a filing with the US Securities and Exchange Commission or the NYSE MKT, provided that the party making the public disclosure shall provide copies of the Required Disclosure to the non-disclosing party reasonably in advance of such filing or other disclosure for the non-disclosing party's review and comment (but not approval). Each party shall consider in good faith any comments provided by the other party with respect to the content of the Required Disclosure, including with respect to the redaction of this Agreement and any other agreement that is to be filed or otherwise publicly disclosed in connection with the Required Disclosure, and shall incorporate such comments or redactions in the Required Disclosure if doing so does not interfere with the disclosing party's ability to comply with any requirements under applicable law or any request or requirement of the US Securities and Exchange Commission or the NYSE MKT.

10.6 No Implied License. Except as expressly set out in Clause 10.1, the Recipient will obtain no right of any kind or license under any Confidential Information of the Discloser, including any patent application or patent, by reason of this Agreement. All Confidential Information will remain the sole property of the Discloser, subject to Section 11.

10.7 Return of Confidential Information. Upon expiry or termination of this Agreement, the Recipient will (and will cause its Affiliates and its and their respective Representatives to) cease its use and, upon written request, within [***] either return or destroy (and certify as to such destruction) all Confidential Information of the Discloser, including any copies thereof, except for a single copy which may be retained for the sole purpose of ascertaining compliance with its obligations under this Agreement and any copies remaining on the Recipient’s standard computer back-up devices.

10.8 Survival. The obligations of confidentiality and non-use contained in this Section 10 will terminate [***] after the expiry or termination of this Agreement, except with respect to trade secrets, for which the obligations of confidentiality and non-use contained in this Section 10 will continue for so long as such information remains a trade secret under applicable law.

11. INTELLECTUAL PROPERTY

For purposes hereof, “Palatin IP” means all intellectual property and embodiments thereof owned by or licensed to Palatin as of the Effective Date or developed by Palatin other than in connection with this Agreement; “Catalent IP” means all intellectual property and embodiments thereof owned by or licensed to Catalent as of the Effective Date or developed by Catalent other than in connection with this Agreement; “Invention” means any intellectual property developed by either party or jointly by the parties in connection with this Agreement; [***] . The parties shall cooperate to achieve the allocation of rights to Inventions anticipated herein and each party shall be solely responsible for costs associated with the protection of its intellectual property.

12. REPRESENTATIONS AND WARRANTIES

12.1 Catalent. Catalent represents, warrants and undertakes to Palatin that:

A. at the time of delivery by Catalent as provided in Clause 6.1, all Product shall have been Processed in accordance with Applicable Laws and in conformance with the Specifications and the Quality Agreement and will not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws; provided, that Catalent shall not be liable for defects attributable to Palatin-supplied Materials (including artwork, advertising and labeling);

B. Catalent will comply with all Applicable Laws applicable to Catalent’s performance under this Agreement and its use of any Palatin-supplied Materials;

C. To Catalent’s knowledge, there are no patents owned by others, or trade secrets or other proprietary rights of others, that would be infringed by the Catalent IP in Catalent’s performance of the Agreement;

D. Catalent and its employees, affiliates, contractors, and agents have never been (i) debarred or (ii) convicted of a crime for which a person can be debarred, under Section 335(a) or 335(b) of the Federal Food, Drug, and Cosmetic Act; and

E. Catalent will not release any Batch of Product if the required certificates of conformance indicate that Product does not comply with the Specifications.

12.2 Palatin. Palatin represents, warrants and undertakes to Catalent that:

A. all Palatin-supplied Materials shall have been produced in accordance with Applicable Laws, shall comply with all applicable specifications, including the Specifications, shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws, and shall have been provided in accordance with the terms and conditions of this Agreement;

B. the content of all artwork provided to Catalent shall comply with all Applicable Laws;

C. all Product delivered to Palatin by Catalent will be held, used and disposed of by or on behalf of Palatin in accordance with all Applicable Laws, and Palatin will otherwise comply with all laws, rules, regulations and guidelines applicable to Palatin’s performance under this Agreement;

D. Palatin will not release any Batch of Product if the required certificates of conformance indicate that Product does not comply with the Specifications and if Palatin does not hold all necessary Regulatory Approvals to market and sell the Product;

E. Palatin has all necessary authority to use and to permit Catalent to use pursuant to this Agreement all intellectual property related to Product or Palatin-supplied Materials (including artwork), and the Processing of the foregoing, including any copyrights, trademarks, trade secrets, patents, inventions and developments; to Palatin’s knowledge, there are no patents owned by others related to the Palatin IP utilized with the Product that would be infringed or misused by Palatin’s performance of the Agreement; and, to Palatin’s knowledge, no trade secrets or other proprietary rights of others related to the Palatin IP utilized with the Product would be infringed or misused by Palatin’s performance of this Agreement; and

F. to Palatin’s knowledge, the work to be performed by Catalent under this Agreement will not violate or infringe upon any trademark, tradename, copyright, patent, trade secret, or other intellectual property or other right held by any person or entity.

12.3 Mutual: No transactions or dealings under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States.

12.4 Limitations. Save as expressly set out in this Agreement, neither party gives any representation or warranty in respect of the subject matter of this Agreement, and all representations and warranties that may be implied (by statute or otherwise) are hereby excluded to the maximum extent permitted by law.

13. INDEMNIFICATION

13.1 Indemnification by Catalent. Catalent shall defend, indemnify and hold harmless Palatin, its Affiliates, and their respective directors, officers and employees (“Palatin Indemnitees”) from and against any and all claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and reasonable investigative costs) in connection with any claim or action by any third party (“Losses”) arising out of or resulting from (A) any breach of its representations, warranties or obligations set out in this Agreement, (B) any negligence or willful misconduct by Catalent or (C) any actual or alleged infringement or violation of any patent, trade secret, copyright, trademark or other proprietary rights of a third party by the Catalent IP used in Catalent’s performance of its obligations under this Agreement, but for the avoidance of doubt not with respect to any such infringement or violation due to Palatin IP, API Inventions or Palatin-supplied Materials; in each case except to the extent that any of the foregoing arises out of or results from any Palatin Indemnitee’s negligence, willful misconduct or breach of this Agreement.

13.2 Indemnification by Palatin. Palatin shall defend, indemnify and hold harmless Catalent, its Affiliates, and their respective directors, officers and employees (“Catalent Indemnitees”) from and against any and all Losses arising out of or resulting from (A) any breach of its representations, warranties or obligations set out in this Agreement, (B) any manufacture, packaging, sale, promotion, distribution or use of or exposure to Product or Palatin-supplied Materials, including product liability or strict liability, (C) Palatin’s exercise of control over the Processing, to the extent that Palatin’s instructions or directions violate Applicable Laws, (D) the conduct of any clinical trials utilizing Product or API, (E) any actual or alleged infringement or violation of any third party patent, trade secret, copyright, trademark or other proprietary rights by intellectual property or other information provided by Palatin, including Palatin-supplied Materials, or (F) any negligence or willful misconduct by Palatin; in each case except to the extent that any of the foregoing arises out of or results from any Catalent Indemnitee’s negligence, willful misconduct or breach of this Agreement.

13.3 Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the indemnified party (A) promptly notifying the indemnifying party of any claim or liability of which the indemnified party becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder except to the extent the indemnifying party is prejudiced by such failure, (B) cooperating with the indemnifying party in the defense of any such claim or liability and any related settlement negotiations (at the indemnifying party’s expense) and (C) not compromising or settling any claim or liability without prior written consent of the indemnifying party.

14. LIMITATIONS OF LIABILITY

14.1 TOTAL LIABILITY. CATALENT’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED [***] .

14.2 INDIRECT DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL LOSS OR DAMAGES, OR FOR LOSS OF REVENUES, PROFITS OR DATA, ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15. INSURANCE

Each party shall, at its own cost and expense, obtain and maintain in full force and effect during the Term the following in US dollars or foreign currency equivalent: (A) Commercial General Liability Insurance with a per-occurrence limit of not less than [***] ; (B) Products and Completed Operations Liability Insurance with a per-occurrence limit of not less than [***] ; and (C) All Risk Property Insurance, including transit coverage, in an amount equal to the full replacement value of its property while in, or in transit to, a Catalent facility as required under this Agreement. Each party may self-insure all or any portion of the required insurance as long as, together with its Affiliates, its US GAAP or foreign currency equivalent net worth is greater than [***] or its annual EBITDA (earnings before interest, taxes, depreciation and amortization) is greater than [***] . Each required insurance policy, other than self-insurance, shall be obtained from an insurance carrier with an A.M. Best rating of at least A- VII. If any of the required policies of insurance are written on a claims made basis, such policies shall be maintained throughout the Term and for a period of at least [***] thereafter. Each party shall obtain a waiver of subrogation clause from its property insurance carriers in favor of the other party, and such waivers will operate the same whether insurance is carried through third parties or self-insured. Upon the other party’s written request from time to time, each party shall promptly furnish to the other party a certificate of insurance or other evidence of the required insurance.

16. TERM AND TERMINATION

16.1 Term. This Agreement shall commence on the Effective Date and shall continue until the end of the fifth Contract Year (the “Initial Term”), unless earlier terminated in accordance with Clause 16.3 (the Initial Term as may be extended in accordance with Clause 16.2, the “Term”).

16.2 Renewal. The Initial Term shall automatically be extended for one 24-month period unless at least [***] prior to the end of the Initial Term one party gives the other party written notice of its desire to terminate as of the end of the Initial Term.

16.3 Termination. This Agreement may be terminated:

A. by either party if steps are taken by or against the other party for the appointment of a liquidator, an administrator, a receiver, administrative receiver, manager, interim receiver, trustee, trustee in bankruptcy, nominee or supervisor or the other party proposes or enters into an agreement or arrangement with its creditors generally or makes an assignment for the benefit of its creditors generally, or otherwise suffers or permits the taking of any steps for adjudicating it to be bankrupt or insolvent and any such process, if reasonably shown to be warranted, frivolous or vexatious, is not withdrawn, dismissed or discharges within [***] , or any equivalent or similar action to the above in consequence of the insolvency of that party is taken in any jurisdiction and is not withdrawn, dismissed or discharged in the circumstances described above;

B. by either party if the other party materially breaches any of the provisions of this Agreement and such breach is not cured within [***] after the giving of written notice requiring the breach to be remedied; provided, that in the case of a failure of Palatin to make payments in accordance with the terms of this Agreement, Catalent may terminate this Agreement if such payment breach is not cured within [***] of receipt of notice of non-payment from Catalent;

C. by Palatin pursuant to Clause 4.7; and

D. by Palatin upon notice and payment of the termination penalty provided in Clause 16.4D.

16.4 Effect of Termination. Expiry or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either party prior to such expiry or termination. In the event of a termination of this Agreement:
A. Catalent shall promptly return to Palatin, at Palatin’s expense and direction, all remaining inventory of Product and Palatin-supplied Materials; provided, that all outstanding undisputed invoices have been paid in full;

B. Palatin shall pay Catalent all undisputed invoiced amounts outstanding, plus, upon receipt of an undisputed invoice(s), amounts for any (i) Product that has been shipped pursuant to Purchase Orders but not yet invoiced, (ii) Product Processed pursuant to Purchase Orders that has been completed but not yet shipped, and (iii) in the event that this Agreement is terminated for any reason other than by Palatin pursuant to Clause 16.3A, 16.3B or 16.3C, all Product in process of being Processed pursuant to Purchase Orders (or, alternatively, Palatin may instruct Catalent to complete such work in process, and the resulting completed Product shall be governed by clause (ii)); and

C. In the event that this Agreement is terminated for any reason other than by Palatin pursuant to Clause 16.3A, 16.3B or 16.3C, Palatin shall pay Catalent for all out-of-pocket costs and expenses incurred, and all noncancellable commitments made, in connection with Catalent’s performance of this Agreement, so long as such costs, expenses or commitments were made by Catalent consistent with Palatin’s then current Firm Commitment and any minimum purchase obligations required by the vendor; provided, however, that notwithstanding the foregoing, Palatin shall have no obligation to pay Catalent for costs, expenses or commitments made with respect to Product in process of being Processed pursuant to Purchase Orders (it being understood that the amounts payable pursuant to Clause 16.4B(ii) shall fully compensate Catalent with respect to such Product in process).

D. If this Agreement is terminated by Palatin pursuant to Clause 16.3D or for any reason other than pursuant to Clause 16.3B or 16.3C, then Palatin shall pay Catalent a termination penalty in accordance with the following schedule:

Date of Termination	Amount of Termination Penalty
During Contract Year 1	[***]
During Contract Year 2	[***]
During Contract Year 3	[***]

16.5 Survival. The rights and obligations of the parties shall continue under Sections 11 (Intellectual Property), 13 (Indemnification), 14 (Limitations of Liability), 17 (Notice), 18 (Miscellaneous); under Clauses 10 (Confidentiality and Non-Use) and 15 (Insurance), in each case to the extent expressly stated therein; and under Clauses 7.3 (Payment Terms), 7.4 (Taxes), 7.5 (Palatin and Third Party Expenses), 9.1 (Record Keeping), 9.5 (Recall), 12.4 (Limitations on Warranties), 16.4 (Effect of Termination) and 16.5 (Survival), in each case in accordance with their respective terms if applicable, notwithstanding expiry or termination of this Agreement.

17. NOTICE

All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally or by hand; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if sent by registered or certified or recorded post (return receipt requested), postage prepaid; or (D) when delivered by courier service; in each case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

To Palatin:
Palatin Technologies, Inc.
4-B Cedar Brook Drive
Cranbury, New Jersey 08512 USA
Attn: Chief Financial Officer
Facsimile: (609) 495-2202

With a copy to:
Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, New York 10017 USA
Attn: Faith Charles, Esq.
Facsimile: (212) 344-6101

To Catalent:
Catalent Belgium S.A.
Rue Font St. Landry
10 Parc Mercator B-1120
Neder over Heembeek, Belgium
Attn: General Manager
Facsimile: 32-2-788-39-59

With a copy to:
Catalent Pharma Solutions
14 Schoolhouse Road
Somerset, NJ 08873 USA
Attn: General Counsel (Legal Department)
Facsimile: +1 (732) 537-6491

18. MISCELLANEOUS

18.1 Entire Agreement; Amendments. This Agreement, together with the Quality Agreement and each Purchase Order and Statement of Work, constitutes the entire understanding between the parties, and supersedes any contracts, agreements or understandings (oral or written) of the parties, with respect to the subject matter hereof. For the avoidance of doubt, this Agreement does not supersede any existing generally applicable confidentiality agreement between the parties as it relates to time periods prior to the date hereof or to business dealings not covered by this Agreement. No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise expressly provided in this Agreement.

18.2 Captions; Certain Conventions. The headings used in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (A) words of any gender include each other gender, (B) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (C) words using the singular shall include the plural, and vice versa, (D) the words “include(s)” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import, (E) the word “or” shall be deemed to include the word “and” (e.g., “and/or”) and (F) references to “Clause” or other subdivision, or to an Attachment or other appendix, without reference to a document are to the specified provision or Attachment of this Agreement. This Agreement shall be construed as if it were drafted jointly by the parties.

18.3 Further Assurances. The parties agree to execute such further instruments and to undertake such other acts as may be reasonably necessary or appropriate to give full effect to the terms of this Agreement.

18.4 No Waiver. In no event shall any delay, failure or omission (in whole or in part) in enforcing, exercising or pursuing any right, power, privilege, claim or remedy conferred by or arising under this Agreement or by law, be deemed to be or construed as a waiver of that or any other right, power, privilege, claim or remedy in respect of the circumstances in question, or operate so as to bar the enforcement of that, or any other right, power, privilege, claim or remedy, in any other instance at any time or times subsequently.

18.5 Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

18.6 Independent Contractors. The relationship of the parties is that of independent contractors, and nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint venture, co-partners, employer/employee or principal/agent.

18.7 Successors and Assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party; provided, however, that either party may, without the other party’s consent, assign this Agreement in its entirety to an Affiliate or to a successor to substantially all of the business or assets of the assigning party or the assigning party’s business unit responsible for performance under this Agreement.

18.8 Third Party Rights. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties to this Agreement and their respective successors and permitted assigns, and a person or entity who is not a party to this Agreement has no rights to enforce any term of this Agreement.

18.9 Governing Law. This Agreement and the legal relations between the parties in connection herewith shall be governed by, and construed in accordance with, the laws of the State of New Jersey, USA, without regard to the conflict of law principles thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

18.10 Alternative Dispute Resolution. Any dispute that arises between the parties in connection with this Agreement shall first be presented to the senior executives of the parties for consideration and resolution. If such executives cannot reach a resolution of the dispute within a reasonable time, not to exceed 30 days unless otherwise agreed by the parties in writing, then such dispute shall be submitted to arbitration by the International Institute for Conflict Prevention and Resolution, 575 Lexington Avenue, 21st Floor, New York, NY  10022 (“CPR”) by one arbitrator mutually agreed upon by the Parties. If no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the CPR, then the CPR will choose one arbitrator having reasonable experience in commercial transactions of the type provided for in this Agreement. The arbitration shall take place in the English language in New York City, New York, in accordance with the CPR administered arbitration rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. Unless otherwise agreed to by the parties in writing, the arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages.

18.11 Prevailing Party. In any dispute resolution proceeding between the parties in connection with this Agreement, the prevailing party will be entitled to recover its reasonable attorney’s fees and costs in such proceeding from the other party.

18.12 Publicity. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under Applicable Laws, by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure. Notwithstanding the foregoing, the parties hereto intend to make a jointly agreed press release with respect to the Agreement within 60 days after the Effective Date or at such other time as mutually agreed by the parties.

18.13 Right to Dispose. If Catalent requests in writing from Palatin direction with respect to disposal of any inventories of Product, Palatin-supplied Materials, Palatin Equipment, other equipment, samples or other items belonging to Palatin and is unable to obtain a response from Palatin within 90 days after making such request, Catalent shall be entitled in its sole discretion to dispose of all such items.

18.14 Force Majeure. Except as to payments required under this Agreement, neither party shall be liable in damages for, nor shall this Agreement be capable of termination by reason of, any delay in such party’s performance, or breach of its obligations, hereunder if such delay or breach is caused by events beyond such party’s reasonable control, including acts of God, law or regulation or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or weather, labor disturbances, epidemic or failure of suppliers, public utilities or common carriers. If the events shall continue unabated for 90 days, then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such events.

18.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by fax or e-mail in an image format (e.g., .pdf file) shall be as effective as delivery of a manually executed counterpart of this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

CATALENT BELGIUM S.A.	PALATIN TECHNOLOGIES, INC.

By: /s/ Wim Blendeman	By: /s/ Stephen T. Wills
Name: Wim Blendeman	Name: Stephen T. Wills
Title: General Manager	Title: CFO

ATTACHMENT A

VALIDATION SERVICES

[To be agreed by the parties within ninety (90) days following the Effective Date and, when agreed to, to form a part of this Agreement.
Attachment to reflect standard Catalent quotation format, including pricing.
If no validation services are desired, state “N/A” on this page.]
ATTACHMENT B

PRODUCT MAINTENANCE SERVICES

[***]

ATTACHMENT C

SPECIFICATIONS

[***]

ATTACHMENT D

PRICING, FEES AND MINIMUM REQUIREMENT

[***]

ATTACHMENT E

COUNTRIES INCLUDED IN TERRITORY

Canada

Kosovo
Former Yugoslav Republic of Macedonia

Turkey

Albania
Andorra
Bosnia and Herzegovina
Iceland
Liechtenstein
Monaco
Montenegro
Norway
San Marino
Serbia
Switzerland
Vatican City State

Armenia
Azerbaijan
Belarus
Georgia
Kazakhstan
Kyrgyzstan
Moldova
Russia
Tajikistan
Ukraine
Uzbekistan
Turkmenistan
Mongolia
Vietnam

People’s Republic of China
Taiwan
Hong Kong S.A.R.
Macau S.A.R.
Republic of Korea

ATTACHMENT E

FORM STATEMENT OF WORK

[***]